UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2009

CYBRDI INC.
(Exact Name of Registrant as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

09081

 (Commission File Number)

95-2461404

(I.R.S. Employer Identification No.)

No 29 Chang’An South Road Xi’an Shaanxi P.R. China 710061
(Address of Principal Executive Offices) (Zip Code)

(011) 86-29-8237-3068
 (Registrant's Telephone Number, Including Area Code)

 Copies to:
McLaughlin & Stern, LLP
260 Madison Ave., 18th Floor
New York, NY 10016
Attn: Steven W. Schuster

This Current Report on Form 8-K is filed by CYBRDI Inc., a California corporation, in connection with the items described below.

Item 4.01   Changes in Registrant’s Certifying Accountant.

On April 29, 2009, the Company’s former independent accountants, MS Group CPA LLC (“MS Group”) resigned as independent accountants of the Company.  The change of independent accountants was approved by the Board of Directors of the Company.

The former independent accountant’s reports on the Company’s financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s reports did not include any disclosure of uncertainty regarding the Company’s ability to continue as a going concern.

In the past two fiscal years ended December 31, 2008 and 2007, and in the subsequent interim period through April 29, 2009 (the date of the resignation of the former accountant), there were no disagreements with MS Group on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  MS Group did not perform any services with respect to the Company’s financial statements for any interim period after December 31, 2008.

The Company requested MS Group to furnish a letter addressed to the Securities and Exchange Commission stating whether or not MS Group agrees with the statements in this 8-K. A copy of such letter is filed as exhibit 16.1 to this 8-K

On April 29, 2009, the Company engaged KCCW Accountancy Corp. (“KCCW”) as Company’s new independent accountants. During two most recent years ended December 31, 2008 and 2007, and any subsequent interim period through April 29, 2009, the Company did not consult with KCCW, the newly engaged accountant, regarding any matter described in Item 304(a)(2)  of Regulation SK, including any issue related to Company’s financial statements or the type of audit opinion that might be rendered for the Company.

Item 7.  Financial Statements and Exhibits

(c) Exhibits:

16.1 Letter from MS Group dated May_5, 2009

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBRDI INC.

DATED: May 5, 2009	By:	Yanbiao Bai
Yanbiao Bai, Chief Executive Officer and President